Exhibit 99.1

Finjan Reports a Strong Close to 2015 with the Addition of Three Licensees and Nearly $5 Million in Revenue

Continued Licensing Momentum Heading into 2016

E. PALO ALTO, CA – 01/13/16 — Finjan Holdings, Inc. (NASDAQ: FNJN) a cybersecurity company, today announced that it closed 2015 having signed three licensees approaching $5 million in revenue compared with one licensee in the prior year. Importantly, licensing momentum accelerated in the fourth quarter and allowed Finjan to enter 2016 with an additional $5 million in licensing fees under contract to be received in 2016.

Financial Highlights

•	Ended 2015 with approximately $5 million in licensing revenue and $6 million in cash

•	Closed the fourth quarter of 2015 with nearly $4 million in licensing revenue

•	Entered 2016 with approximately $5 million in license fees under contract to be received in 2016

"2015 was a pivotal year for Finjan as we gained meaningful traction in our licensing program while diversifying our business with the introduction of mobile security and cybersecurity advisory services,” said Phil Hartstein, President and CEO of Finjan. “We continued to demonstrate the value of our Intellectual Property with our trial win and Judgment against Blue Coat totaling nearly $40M while successfully defending our patent portfolio.”

2016 Catalysts

•	Strong licensing pipeline

•	Proofpoint trial scheduled for 2Q 2016

•	Sophos trial scheduled for 3Q 2016

“The reemergence of Finjan as a pure play cybersecurity technology company, with several new businesses in emerging and underserved markets, provides a more sustainable platform for future growth,” continued Hartstein “We are managing the company in a prudent manner while building upon Finjan’s 20-year history of innovation in the cybersecurity sector to create long-term value for our licensees, shareholders and prospective investors.”

ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

Follow Finjan Holdings, Inc.:
Twitter: @FinjanHoldings
LinkedIn: linkedin.com/company/finjan

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.
Media Contact:
Nicholas Gaffney | Zumado Public Relations
(415) 732-7801 | ngaffney@zumado.com

Investor Contact:
Vanessa Winter | Finjan
Alan Sheinwald or Valter Pinto | Capital Markets Group LLC
(650) 282-3245 | investors@finjan.com